UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2010
Health Grades, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22019	62-1623449

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Golden Ridge Road, Suite 100 Golden, Colorado	80401

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 716-0041
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
On July 27, 2010, Health Grades, Inc., a Delaware corporation (the “Company”), Mountain Acquisition Corp., a Delaware corporation (“Parent”), Mountain Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”), and Mountain Acquisition Holdings, LLC, a Delaware limited liability company, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser has agreed to commence a cash tender offer to acquire all of the shares of the Company’s common stock (the “Offer”) for a purchase price of $8.20 per share in cash (the “Offer Price”). Parent is controlled by a private equity fund associated with Vestar Capital Partners V, L.P. (“Vestar”).
Purchaser has agreed to commence the Offer within 10 business days after July 27, 2010, and the Offer will remain open until at least the later of the date that is 20 business days after the date the Offer is commenced and September 9, 2010. The consummation of the Offer will be conditioned on (i)  the acquisition by Purchaser of at least a majority of the shares of the Company’s common stock on a fully-diluted basis pursuant to the Offer and purchases pursuant to the Support Agreements, described below (the “Minimum Condition”), (ii) receipt by Parent and Purchaser of certain regulatory approvals, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iii) the accuracy of the representations and warranties and compliance with the covenants contained in the Merger Agreement, subject to qualifications, (iv) the absence of certain legal impediments and (v) other customary conditions.
Purchaser is required to extend the Offer if any of the conditions are not satisfied, except that (i) Purchaser is not required to extend the Offer past November 30, 2010, and (ii) if at the end of the initial expiration date or any subsequent expiration date, the only condition that has not been satisfied or waived is the Minimum Condition, Purchaser shall not be required to extend the Offer beyond an aggregate of 20 business days. Purchaser may extend the Offer for a subsequent offering period of not less than three nor more than 20 business days immediately following the expiration of the Offer.
The Merger Agreement provides that, following the consummation of the Offer, Purchaser will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. In the Merger, each outstanding share of the Company’s common stock (other than treasury shares, shares held by Parent, Purchaser or any of their wholly owned subsidiaries, or as to which dissenters’ rights have been properly exercised) will be converted into the right to receive the Offer Price. The consummation of the Merger is subject to certain closing conditions, including approval by the Company’s stockholders, if required as described below.
The Merger Agreement provides that all outstanding stock options of the Company will be cancelled at the effective time of the Merger, and the holders thereof will receive cash consideration equal to the Offer Price, less the exercise price of the applicable stock option, subject to withholding taxes. In addition, pursuant to the terms of the applicable award agreement, either (i) upon the commencement of the Offer or (ii) immediately prior to the time Purchaser accepts for payment all shares validly tendered in the Offer and not properly withdrawn (the “Acceptance Time”), each outstanding award of restricted stock will become fully vested and all restrictions on such awards will lapse, and each such holder may tender the shares underlying such holder’s restricted stock award. Any shares underlying restricted stock awards that are not tendered in the Offer will be converted into the right to receive the Offer Price upon the effective time of the Merger, pursuant to the terms and conditions of the Merger Agreement.
The Company has granted to Parent and Purchaser an irrevocable option (the “Top-Up Option”) under the Merger Agreement to purchase at a per share price equal to the Offer Price, following the consummation of the Offer and subject to certain conditions and limitations, newly issued shares of the Company’s common stock, up to the total number of its authorized but unissued shares, equal to the number of shares that, when added to the number of shares of the Company’s common stock owned by Parent and Purchaser immediately following the consummation of the Offer, shall equal one share more than 90% of the (i) shares of the Company’s common stock outstanding after such purchase (calculated on a fully diluted basis in accordance with the Merger Agreement) or (ii) such other minimum amount of shares that would permit the Merger to be effected pursuant to Delaware’s “short form” merger structure. The Top-Up Option is intended to expedite the timing of the completion of the Merger pursuant to Delaware’s “short form” merger statute. Following the Offer, if Purchaser has not acquired over 90% of the outstanding shares of the Company’s common stock and Purchaser cannot exercise the Top-Up Option because doing so will not result in Purchaser acquiring over 90% of the outstanding shares of the Company’s common stock, a Company stockholder vote will be required to consummate the Merger. In such case, the approval of the Merger at a meeting of the Company’s stockholders would be assured because of Purchaser’s ownership of at least a majority of the shares of the Company’s common stock (calculated on a fully diluted basis in accordance with the Merger Agreement) following completion of the Offer.

In addition, the Merger Agreement contains customary representations, warranties and covenants of the parties. The Company has agreed to operate its business in the ordinary course until the effective time of the Merger. The Company has also agreed to refrain from engaging in certain activities. In addition, under the terms of the Merger Agreement, the Company agrees not to solicit or support any alternative acquisition proposals, subject to customary exceptions for the Company to respond to and support unsolicited proposals and to otherwise act in accordance with the exercise of the fiduciary duties of the Board of Directors. The Company will be obligated to pay a termination fee of $9.55 million to Parent upon certain termination events.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement has been filed as an exhibit to this Current Report to provide investors with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about the Company, Parent or Purchaser in the Company’s public reports filed with the Securities and Exchange Commission. In particular, the summary of the representation and warranties contained in this Current Report and the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the Company in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Parent and Purchaser, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Parent or Purchaser.
Tender and Support Agreements
Concurrently with the execution of the Merger Agreement, each of Kerry Hicks, Allen Dodge, Wes Crews and David Hicks, the Company’s President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, Executive Vice President and Chief Operating Officer, and Executive Vice President and Chief Information Officer, respectively (each, a “Stockholder”), entered into a Tender and Support Agreement with Parent, Purchaser and the Company (the “Support Agreements”). Pursuant to each Support Agreement, each Stockholder has agreed, among other things, subject to the termination of the Support Agreement (i) to tender pursuant to the Offer (and not withdraw, except under certain circumstances) a portion of the shares of Company common stock beneficially owned by such Stockholder at the commencement of the Offer and not to exercise any rights of appraisal in connection with the Merger, (ii) to irrevocably exercise all stock options held by such Stockholder, conditioned upon the occurrence of the Acceptance Time, (iii) to irrevocably direct the Company to transfer to Purchaser, on such Stockholder’s behalf, all shares of Company common stock received by such Stockholder in settlement of such Stockholder’s restricted stock, upon the net exercise of such Stockholder’s stock options, or otherwise, in accordance with the applicable terms of the Support Agreement, (iv) not to transfer any of such Stockholder’s equity interests in the Company, including any shares of Company common stock, other than in accordance with the terms and conditions set forth in the Support Agreement, (v) not to take any action that would interfere with the performance of such Stockholder’s obligations under, or the transactions contemplated by, the Support Agreement, (vi) to vote such Stockholder’s shares of Company common stock in support of the Merger in the event stockholder approval is required to consummate the Merger, (vii) to vote against any action or agreement that would materially interfere with or prevent the Offer or the Merger, and (viii) not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company. The Support Agreement will terminate upon the earlier of the termination of the Merger Agreement, the effective time of the Merger or upon the mutual written consent of Parent and such Stockholder.

The foregoing description of the Support Agreements set forth above does not purport to be complete and is qualified in its entirety by reference to the form of Tender and Support Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendments to Restricted Stock Agreements
On July 27, 2010, prior to the execution of the Merger Agreement, the Company entered into amendments to the Restricted Stock Agreements (as amended, the “Restricted Stock Agreements”) by and between the Company and each of Kerry Hicks, Allen Dodge, Wes Crews, David Hicks and Andrea Pearson (each, a “Grantee”), to (i) modify the definition of “change in control” in the Restricted Stock Agreements so that a change in control will be deemed to have occurred immediately prior to the Acceptance Time rather than upon the commencement of the Offer, and (ii) restrict the application of the reductions relating to “Excess Parachute Payments” under Section 280G of the Internal Revenue Code of 1986, as amended (“Section 280G”) so that such reductions will apply only to those situations in which the reductions will be beneficial to the Grantee on an after-tax basis.
The foregoing description of the amendments to the Restricted Stock Agreements is qualified in its entirety by reference to the full text of the form of amendment, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
Grant of Performance Shares to Executive Officer
On July 27, 2010, prior to the execution of the Merger Agreement, the Company granted Andrea Pearson, an Executive Vice President of the Company, 45,000 shares of performance-based restricted stock. This award of performance-based restricted stock is governed by the Grant Notice of Restricted Stock Award (Performance Shares), the form of which is attached hereto as Exhibit 10.3, and the Company’s form of Restricted Stock Agreement, as amended by the form of amendment to Restricted Stock Agreements described above. The shares subject to this award will accelerate immediately prior to the Acceptance Time (or if the Merger Agreement is terminated, upon a “change in control,” as defined in the Health Grades, Inc., 2006 Equity Compensation Plan).
Amendments to Kerry Hicks and David Hicks Employment Agreements
On July 27, 2010, prior to the execution of the Merger Agreement, the Company entered into an amendment and restatement of each of (i) the Employment Agreement by and between the Company and Kerry Hicks, the Company’s President and Chief Executive Officer, effective as of April 1, 1996, as amended and restated on August 6, 2008 (the “Kerry Hicks Employment Agreement”), and (ii) the Employment Agreement by and between the Company and David Hicks, the Company’s Executive Vice President and Chief Information Officer, effective as of April 1, 1996, as amended and restated on August 6, 2008 (the “David Hicks Employment Agreement”). The amendments to the Kerry Hicks Employment Agreement and the David Hicks Employment Agreement (i) delete the provision that would require the reduction of amounts payable to Kerry Hicks or David Hicks, as applicable, upon a change in control to the extent such amounts constitute “Excess Parachute Payments” under Section 280G and (ii) delete the requirement that Kerry Hicks or David Hicks, as applicable, reimburse the Company for any amount payable to Kerry Hicks or David Hicks, as applicable, upon a change in control that is disallowed by the Internal Revenue Service as a deductible expense of the Company.
The foregoing description of the Kerry Hicks Employment Agreement and the David Hicks Employment Agreement, as amended and restated, is qualified in its entirety by reference to the full text of the amended and restated agreements, which are attached hereto as Exhibits 10.4 and 10.5, and are incorporated herein by reference.

Amendment to Kerry Hicks Non-Competition Agreement
On July 27, 2010, the Company entered into an amendment and restatement of the Confidentiality and Noncompetition Agreement by and between the Company and Kerry Hicks, effective as of March 17, 2000, as amended and restated on December 31, 2007 and again on August 6, 2008 (the “Noncompetition Agreement”), to extend the protection granted to Kerry Hicks under the Noncompetition Agreement during a pending change in control of the Company and to eliminate the potential for more than one payment to be made to Kerry Hicks under the Noncompetition Agreement.
The foregoing description of the Noncompetition Agreement, as amended and restated, is qualified in its entirety by reference to the full text of the amended and restated Noncompetition Agreement, which is attached hereto as Exhibit 10.6, and is incorporated herein by reference.
Additional Information and Where to Find It
This communication is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the outstanding shares of the Company’s common stock described in this communication has not commenced. At the time the Offer is commenced, Purchaser will file a Schedule TO Tender Offer Statement (including an offer to purchase, a related letter of transmittal, and other offer documents) with the U.S. Securities and Exchange Commission (“SEC”), and the Company will file a Schedule 14D-9 Solicitation/Recommendation Statement, with respect to the Offer. Holders of shares of the Company are urged to read the relevant tender offer documents when they become available because they will contain important information that holders of the Company’s securities should consider before making any decision regarding tendering their securities. Those materials and all other documents filed by Vestar or Purchaser with the SEC will be available at no charge on the SEC’s web site at www.sec.gov. The Schedule TO Tender Offer Statement, Schedule 14D-9 Solicitation/Recommendation Statement and related materials may be obtained for free by directing such requests to Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, Toll-Free Telephone: (888) 750-5834.
Item 8.01 Other Events.
On July 28, 2010, the Company and Vestar issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among Health Grades, Inc., Mountain Acquisition Corp., Mountain Merger Sub Corp. and Mountain Acquisition Holdings, LLC, dated as of July 27, 2010.

10.1	Form of Tender and Support Agreement

10.2	Form of Amendment to Restricted Stock Agreements

10.3	Form of Grant Notice of Restricted Stock Award (Performance Shares)

10.4	Amended and Restated Employment Agreement by and between Health Grades, Inc. and Kerry Hicks, dated July 27, 2010.

10.5	Amended and Restated Employment Agreement by and between Health Grades, Inc. and David Hicks, dated July 27, 2010.

10.6	Amended and Restated Confidentiality and Noncompetition Agreement by and between Health Grades, Inc. and Kerry Hicks, dated July 27, 2010.

99.1	Joint Press Release of Health Grades, Inc. and Vestar Capital Partners V, L.P., dated July 28, 2010.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH GRADES, INC.

By:	/s/ Allen Dodge Allen Dodge
Executive Vice President and Chief Financial Officer
Dated: July 28, 2010

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among Health Grades, Inc., Mountain Acquisition Corp., Mountain Merger Sub Corp. and Mountain Acquisition Holdings, LLC, dated as of July 27, 2010.

10.1	Form of Tender and Support Agreement

10.2	Form of Amendment to Restricted Stock Agreements

10.3	Form of Grant Notice of Restricted Stock Award (Performance Shares)

10.4	Amended and Restated Employment Agreement by and between Health Grades, Inc. and Kerry Hicks, dated July 27, 2010.

10.5	Amended and Restated Employment Agreement by and between Health Grades, Inc. and David Hicks, dated July 27, 2010.

10.6	Amended and Restated Confidentiality and Noncompetition Agreement by and between Health Grades, Inc. and Kerry Hicks, dated July 27, 2010.

99.1	Joint Press Release of Health Grades, Inc. and Vestar Capital Partners V, L.P., dated July 28, 2010.